Exhibit 10.14

Certain information in this document identified by brackets has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Business Cooperation Agreement

Agreement No.: XWML2018 He 001

This Business Cooperation Agreement (this “Agreement”) is made by and between:

Party A: Sichuan Xinwang Bank Co., Ltd.

Legal Representative: Wang Hang

Contact Address: Room 1-8, Floor 26, Unit 1, Building 1, 8 Jitai 3rd Road, High-tech Zone, Chengdu City, Sichuan Province, P.R. China

Contact Person: Liu Feng

Contact Telephone Number: [REDACTED]

E-mail: [REDACTED]@xwbank.com

and

Party B: Huachang Finance Leasing (China) Co., Ltd.

Legal Representative: Xu Wen

Contact Address: Room 2001-1, Floor 20, Building 11, Wangjing Dongyuan Fourth Area, Chaoyang District, Beijing, P.R. China

Contact Person: Chang Jingxin

Contact Telephone Number: [REDACTED]

E-mail: [REDACTED]@mljr.com

WHEREAS, Both Party A and Party B are legal entities legally established and existing within the territory of the People’s Republic of China.

NOW THEREFORE, in accordance with the Contract Law of the People’s Republic of China and relevant laws and regulations, Party A and Party B, through consultation on the basis of equality, voluntariness, good faith, hereby enter into this Agreement to clarify the rights and obligations of the parties hereto.

Article I Basic Definitions

Cooperative Business: means the personal loan business under this Agreement, on which Party A and Party B jointly cooperate and which is provided with loan funds by Party A and uses the Business Platform operated by Party B and its affiliated companies as a channel to provide designated- purpose loans for personal customers meeting Party A’s access standards under the consumption scenarios defined by the Business Platform.

Business Platform: means the relevant websites, mobile device clients and other network business platforms which are operated by Party B and its affiliated companies and through which Party A, as the Lender, releases the designated-purpose loans to the Borrower under specific consumption scenarios defined by the Business Platform, including Meili car financing, car loan management and other APP applications, websites or software clients. If there is a need to add a new Business Platform, the parties hereto can, upon agreement reached through consultation, confirm such Business Platform by email through the contact e-mails written above.

Product Page: means a page where Party A specifically displays loan products in the Business Platform, which contains relevant information and operation path of Party A’s loans and in which the Borrower can complete the loan application process and view the loan details.

Customer/Borrower: means a natural person recommended by Party B to Party A under the specific consumption scenario of the Business Platform, who will and/or has applied to Party A for the designated-purpose loans through the Business Platform.

Lender: means a legal financial institution that releases loans to the Borrower through the Business Platform. For the Cooperative Business, Party A will alone provide loans to or Party A and its cooperative financial institutions will jointly provide a syndicated loan to the Borrower. When adopting the form of syndicated loan, Party A will sign the Loan Contract under the Cooperative Business on behalf of all the Lenders. The proportion of capital contributions and the proportion of incomes among the Lenders will be jointly determined by the Lenders through consultation, and the Lenders will jointly enjoy the creditor’s rights against the Borrower according to the proportion of capital contributions in the loans.

Loan Contract: means a contract signed online by the Borrower and Party A on the Business Platform, which is in the form of data message and stipulates relevant contents such as loans, services, etc., regardless of the actual name of the contract.

Article II Cooperative Business and Loan Process

I.

Under the consumption scenario of the Business Platform, the parties hereto will make use of their own resources and advantages to provide high-quality loan services to the Borrower through friendly consultation. Party B shall recommend to Party A the Borrower with loan requirements on the Business Platform according to Party A’s access policy and risk control requirements. Party A shall provide loan funds to the Borrower, who shall repay the principal, interest, default interest, liquidated damages and other payables in accordance with the Loan Contract signed with Party A. For details of the loan elements such as the scale, interest rate, loan line, term, loan method, repayment method, interest and interest collection method of the cooperative products, please refer to the Outline of Cooperative Products attached hereto as an annex.

II.	The parties hereto will carry out the Cooperative Business hereunder according to the following loan process:

(I)	Recommendation of the Borrower:

1.

Party A shall propose a clear customer access policy. Party B shall provide the Business Platform and be responsible for expanding the customer group that meets Party A’s requirements. The customer group specifically refers to the Customers who handle the auto financing lease business through the Business Platform and are required to repay the rents and other payables as agreed. The loans will be to repay the rents and other relevant payables that the Borrower is required to repay according to the agreements on the auto financing lease business. Without Party A’s written consent, the Borrower shall not change the purpose of the loans, and Party A shall have the right to supervise the use of the loans.

2.

Party B shall screen the Borrower according to Party A’s requirements, and adopt necessary technical means (including but not limited to necessary identity authentication, image authentication, etc.) to verify the identity of the Borrower, so as to ensure the authenticity and validity of the identity of the Borrower. Party B shall guide the Borrower to sign a letter of credit authorization and a letter of information inquiry and use authorization in a legal and effective electronic signature and seal manner stipulated by the Electronic Signature Law of the People’s Republic of China.

3.

Party B shall transmit to Party A the information of the Borrower meeting the access policy before 23:59 every day, and ensure that the authenticity, completeness, accuracy, legality and effectiveness of the Borrower’s data and the transmitted information have been verified and that the data and information transmitted by Party B are consistent with those provided by the Borrower.

4.

Party B shall reasonably estimate the number of the Customers recommended to Party A according to the loan fund plan provided by Party A. Party B shall not recommend the Customers to Party A beyond the loan fund plan of Party A. For the Customers beyond the loan fund plan of Party A, Party A shall have the right to suspend customer access and examination and approval.

5.

Party A shall have the right to suspend customer access and loan examination and approval subject to the credit limit control requirements of the regulator or based on the overall liquidity management needs of Party A, but Party A shall notify Party B thereof in advance.

(II)	Loan examination and approval:

1.

Party A shall have the right to independently examine and approve the credit extension and loan release of and to the Borrower according to Party A’s access policy and risk control requirements, and shall have the right to reject a loan application that does not meet Party A’s requirements. Party B knows and agrees that Party A’s access policy and risk control requirements will be adjusted from time to time according to market changes, regulatory requirements, Party A’s risk preference, etc., but after adjustment, Party A shall notify Party B in writing in a timely manner by e-mail.

2.

Party A shall have the right to carry out independent risk control over the Customers recommended by Party B by means of four-factor verification (including customer name, ID card number, bank card number and mobile phone number), face recognition, online verification of citizenship information system, blacklist verification, anti-fraud system, manual review, etc. At the same time, Party A will be responsible for credit investigation inquiry and report according to relevant laws, regulations and regulatory provisions on credit investigation.

3.

After examination and approval, Party A shall notify Party B of the loan examination and approval results, and Party B shall determine whether to notify the Customers of such examination and approval results through the Business Platform.

(III)	Online contract signing:

Party B shall guide the Borrower to sign the Loan Contract and other relevant legal documents in the form of data message on the Business Platform. Party B shall ensure that the identity of the Borrower signing contract is true and effective, and ensure that the Borrower will sign the Loan Contract and other relevant legal documents in a legal and effective electronic signature and seal manner stipulated by the Electronic Signature Law of the People’s Republic of China.

(IV)	Loan release:

Upon examination and approval as well as consent of Party A, Party A will, according to the Loan Contract, release the loans to Party B’s collection account designated by the Borrower in the form of trusted payment.

(V)	Loan repayment:

1.

Party A will calculate the amount payable on each repayment date for the Borrower according to the Borrower’s loan principal, loan term, loan interest rate, repayment method, etc., and automatically deduct the above amount from the Borrower’s repayment account on the repayment date. The Borrower’s repayment account may be an electronic account opened by the Borrower with Party A or other bank account bound by the Borrower on the Business Platform.

2.

In the event that the Borrower’s repayment funds are transferred to Party B’s account for any reason, Party B shall ensure that the account for receiving the Borrower’s repayment funds can be continuously, legally and normally used, and shall be responsible for the safety of the Borrower’s repayment funds transferred to Party B’s account. The above funds shall be owned by Party A. If a third party claim rights to the above account or a competent authority freezes or deducts amount from such account for reasons attributable to Party B, Party A shall have the right to make recourse against Party B, and Party B shall make up the difference or authorize Party A to deduct amount from any account opened by Party B with any other bank to make up the difference within one natural day.

(VI)	Post-loan management:

Unless otherwise agreed in this Agreement, Party A shall be responsible for the post-loan management of the released loans under the Cooperative Business. To the extent permitted by regulatory policies, Party B may assist Party A in collecting the amount. Party B shall, according to Party A’s requirements, provide relevant records or management documents for amount collection in a timely manner.

(VII)	Handling of complaints:

Party B shall be responsible for coordinating with the Borrower to handle the complaints arising from the loans of the Borrower under the Cooperative Business, and Party A shall actively cooperate with Party B. However, if Party A shall settle the above complaints according to laws and regulations, Party B shall actively cooperate with Party A.

(VIII)	Issuance of vouchers:

At the request of the Borrower, Party A shall provide the Borrower with a loan interest receipt, a settlement certificate and other documents as vouchers to be issued by the Lender and deliver the same to the Borrower through various means in a timely manner.

(IX)	Sending of short messages:

1.

For the Cooperative Business, Party A shall send short messages related to loans to the Borrower, including but not limited to short messages on repayment reminder, overdue reminder, overdue collection, etc. Upon agreement reached by the parties hereto through consultation, Party A may also entrust Party B to send part of the short messages. The relevant business and information involved in the short messages which Party A entrusts Party B to send shall be deemed as Party A’s notice to the Customer. If Party B accepts Party A’s entrustment to send the aforesaid short messages, Party B shall not collect additional fees from Party A.

2.

For the short messages that Party A entrusts Party B to send, Party B shall, in a complete, timely and accurate manner, send such short messages to the Customer in a format and speech skills determined in advance by the parties hereto. If there is any change in the format and speech skills of short messages, Party A’s prior written confirmation shall be obtained. If Party A and the Customer suffer losses due to the fact that short messages are not sent to the Customer in a complete, timely and accurate manner or changes in the format and speech skills of short messages without Party A’s written confirmation, Party B shall bear such losses.

(X)	Vehicle mortgage:

After Party B has gone through the vehicle mortgage procedures with Party A, Party B agrees to mortgage all the vehicles of the newly-added Borrowers under the Cooperative Business to Party A. Party B shall cooperate with Party A in going through the vehicle mortgage registration procedures. There is no need to change the existing vehicles that have been mortgaged and registered in Party B’s name.

Article III System Development and Information Transmission

I.

Party A and Party B shall cooperate to complete their respective system development work according to the system development plan, technical documents, etc. separately confirmed by the parties hereto in writing or by mail. During the development process, each party hereto shall provide the other party hereto with necessary technical supports in a timely manner, including but not limited to interface specification, encrypting method and assemble testing, etc. The parties hereto shall ensure the normal operation of their respective business systems, and continuously cooperate to improve the product functions and optimize the system performance in accordance with laws and regulations, relevant regulations of regulatory agencies, business expansion and market competition.

II.

Party B shall transmit the loan-related information of each link to Party A through system docking. For the fields to be transmitted and the list of video materials, please see the requirements for the material to be submitted in each link separately confirmed by the parties hereto by email. The parties hereto shall maintain and keep their respective systems stable in function, smooth in interface and safe in data. If the system of either party hereto needs to be suspended under special circumstances, it shall inform the other party hereto in writing 2 working days in advance.

III.	Party B shall, at the end of the business of each day, transmit the actual overdue repayments of the Borrower on the previous day to Party A in the form of documents.

IV.

Party A and Party B shall check the relevant data and information of the previous day at the end of the business of each day, including but not limited to the total loan amount, loan details of the current day, repayment details of the current day, details of repayments due on the current day, overdue details, etc. (unless there are system obstacles and other reasons hindering check).

V.

Party B shall timely transmit to Party A the relevant fields and materials such as vehicle registration certificate, insurance policy, invoice (if any), etc. within 60 natural days after the loans are released. The fields and materials shall be subject to the separate agreement between the parties hereto. Party B shall ensure that no more than [REDACTED] pieces of materials will not be transmitted to Party A within the agreed time.

VI.

If there is any difference in the accounts of each loan in the Cooperative Business, the parties hereto shall check and deal with the same. Loan elements, such as loan principal, interest rate, interest, time of releasing loans, repayment amount and repayment time, shall be subject to Party A’s data information, except that Party B has evidence to prove that Party A’s data are untrue and inaccurate.

Article IV Incomes and Fees

I.

Party A will collect the full amount of the principal and interest due and other payables as the incomes under the Cooperative Business on the principal and interest repayment date of the loans. If Party B carries out operation activities such as interest rate discount or interest discount, it shall inform Party A of the activity plan 10 working days in advance. Party B shall ensure that the above activities will not reduce the principal receivable, interest receivable, penalty interest receivable and other incomes receivable that Party A shall collect according to the conditions agreed in this Agreement.

II.

Party B shall not sign a service contract or similar contracts related to Party A’s loans with the Borrower due to the service provided to Party A, and shall not individually and separately charge from the Borrower any service fee related to Party A’s loans due to the loans.

Article V Guarantee

I.

In order to guarantee the realization of Party A’s creditor’s rights, Party B is willing to provide the joint and several liability guarantee and the security deposit pledge guarantee for all debts occurred by the Borrower under the Cooperative Business in accordance with the Loan Contract, and Party A and Party B shall separately sign a guarantee contract to stipulate relevant matters.

II.

When the loans under this project are in the form where Party A and its cooperative financial institution jointly provide a syndicated loan to the Borrower, Party B shall still provide a guarantee for all debts occurred by the Borrower under the Loan Contract (not Party A’s share of creditor’s rights according to the proportion of capital contribution and the proportion of incomes). The proportion of capital contributions and the proportion of incomes between Party A and its cooperative financial institution shall not affect the performance of Party B’s guarantee obligation.

III.

If Party B or another third party designated by Party B provides other guarantee for the Borrower under the Cooperative Business, Party A and the guarantor shall separately sign a relevant guarantee agreement to stipulate the guarantee matters with the consent of Party A.

Article VI Protection of Personal Information

I.

If Party A and Party B collect the personal information of the Customer from the Borrower or other third parties, they shall obtain the legal and effective authorization from the Borrower or the third party in advance. In addition, Party A and Party B shall collect, use or provide to the others the personal information of the Customer within the scope of the authorization of the Customer. If Party A and/or Party B violate the above provisions, the corresponding information collector shall bear the responsibilities arising therefrom.

II.

Party A and Party B will strictly implement the requirements for the customer personal information protection and privacy protection in accordance with the requirements of regulatory agencies and the requirements of Party A and Party B on reputation risk control, and do a good job in the safety protection and control of the customer and user data.

III.

Party A and Party B shall properly keep the data and transaction information under the Cooperative Business, and shall not delete, tamper, illegally trade and disclose the business data and transaction information.

Article VII Rights and Obligations of Party A

I.

Party A shall have the right to control the risks of the Borrower before, during and after the loan according to Party A’s credit policy. In case of loans overdue, Party A shall have the right to take risk disposal measures, including but not limited to announcing the early maturity of the loans, overdue collection, etc.

II.	Party A shall have the right to require Party B to provide services that meet the requirements stipulated in this Agreement and to provide the data reports and analysis reports of Party A’s loans.

III.

Party A shall have the right to require Party B or other guarantors (if any) to assume guarantee responsibilities in accordance with this Agreement and relevant guarantee contracts if the Borrower commits any default. Party A shall have the right to exercise the security deposit pledge right or other guarantee rights (if any) in priority or exercise the aforesaid guarantee rights at the same time.

IV.

Party A or the external audit institution employed by Party A shall have the right to conduct on-site or off-site inspections and audits of Party B’s related operations involving the Cooperative Business hereunder.

V.

Party A shall have the right to transfer all or part of the creditor’s rights (including the right to incomes) involved in the Cooperative Business to a third party or to carry out asset securitization and other businesses. After the creditor’s rights (including the right to incomes) are transferred, Party B shall continue to perform the relevant obligations within the scope specified in this Agreement.

VI.

Party A shall be obliged to release the loans to the Borrower in full and on time in accordance with the provisions of the Loan Contract. If Party A intends to suspend or delay the release of the loans with respect to a single loan, it shall negotiate with Party B in advance.

Article VIII Rights and Obligations of Party B

I.

Party B shall be responsible for selecting and recommending the Borrower to Party A, ensuring that the information and materials submitted by the Borrower on the Business Platform have been examined in respect of legality, authenticity, accuracy, completeness and effectiveness, and ensuring that the above information and materials are consistent with those submitted by the Borrower.

II.

Party B shall use its own risk control means to assist Party A in verifying the identity of the Borrower and take measures to prevent fraudulent acts. If the Borrower uses false or forged identities or application materials, provides any false application information or conceals important real information or commits other fraudulent acts, or the business personnel with legal labor relations or employment relations employed by Party B assist the Borrower in carrying out the above acts to obtain the loans under the Cooperative Business, or the Customer denies transactions or refuses to pay (including fraud, card theft, fake cards, etc.), or the issuing bank refuses to pay the funds, or other abnormal transactions occur, Party B shall bear the ultimate responsibilities and repay the corresponding loan funds to Party A, and Party A shall have the right to require Party B to compensate for the direct losses suffered by Party A due to any of the above matters.

III.

When selecting a face recognition service provider related to Party A’s risk control requirements, Party B shall reach an agreement with Party A on the technical capability of the service provider before using such service. If Party B needs to change the service provider, Party B may not make such change until Party A and Party B reach an agreement upon re-evaluation.

IV.

Party B shall be responsible for providing Party A with the Borrower’s risk assessment data which are used for providing reference for Party A to grant the loan limit to the Borrower, provided that the provision of such data shall be subject to the effective authorization of the Borrower.

V.

Party B shall ensure that the Loan Contract and other relevant legal documents deployed on the Business Platform are the versions confirmed by the parties hereto. In case of replacement of the versions of the Loan Contract and such legal documents, they shall be deployed on the Business Platform at the time agreed by the parties hereto.

VI.

Party B shall ensure that during the valid term of this Agreement, the Product Page of Party A can be opened and browsed normally by the Borrower, and all functions in the Product Page can be realized normally. Party B warrants that it will accurately, completely and timely display the information of the loan products provided by Party A. The contents displayed on the Product Page of Party B will not violate the provisions of laws and regulations or infringe the legitimate rights and interests of any third party. The loan elements displayed externally on the Business Platform related to the loans between Party A and the Borrower, including loan interest rate, loan amount, loan term, credit information, information collection and submission, shall not be displayed on the Business Platform until such loan elements are confirmed and approved by Party A before the first deployment and the replacement of subsequent versions.

VII.

No mortgage, pledge, joint ownership or any prior rights shall have been created on the vehicle involved in the the Borrower’s finance leasing business recommended by Party B to Party A. After Party A releases the loans to the Borrower, the Borrower shall not create any mortgage, pledge, joint ownership or other rights on such vehicle, nor shall the Borrower grant, transfer, lease, assign or otherwise dispose of the mortgaged property hereunder, except that the vehicle has been mortgaged to Party A or the partner designated by Party A.

VIII.

Party B shall assist Party A in carrying out the post-loan management of Party B and the Borrower, and monitoring the Borrower’s repayment ability and repayment situation after the loans are released, so that Party A can carry out risk management of the Borrower and control the risk of loan default.

IX.

When Party A or the external audit institution employed by Party A examines and audits Party B’s relevant business situations involving this business, Party B shall actively cooperate with Party A in carrying out the related work, including but not limited to accepting Party A’s inquiries, providing relevant materials, data, information, etc.

X.

Party B shall not use the name of Party A to carry out business activities, nor shall Party B carry out false publicity and exaggerated propaganda on Party A’s loan products, and make promises (including but not limited to promises related to the term, interest rate, repayment method) that have not been confirmed by Party A’s credit approval to the Borrower.

Article IX Liabilities for Default

I.	The following events shall be deemed as Party A’s default events:

(1)	Party A fails to release the loans in full and in a timely manner in accordance with the provisions of the Loan Contract for reasons attributable to Party A;

(2)	Party A does not deduct or refund the security deposit as agreed;

(3)	Party A fails to pay the service fees as agreed to Party B;

(4)	Party A fails to perform other obligations stipulated in this Agreement as agreed.

II.	The following events shall be deemed as Party B’s default events:

(1)

The Cooperative Business recommended by Party B violates the cooperation mode agreed in this Agreement, or the Borrower recommended by Party B does not conform to Party A’s access policy or risk policy, or the Borrower’s identity information or loan materials are false, or the Borrower uses the same vehicle to finance repeatedly, or the financing lease or the vehicle purchase transaction is false, or Party B commits other fraudulent acts;

(2)	Party B forges the Borrower’s information or provides the false information of the Borrower to Party A, which is suspected of self-financing;

(3)	Party B recommends the Customer to Party A beyond Party A’s loan fund plan;

(4)	Party B changes the Loan Contract and other relevant legal documents and the relevant Product Page deployed by Party A on the Business Platform without the consent of Party A;

(5)

Party B and the Borrower separately sign a contract related to Party A’s loans, or individually and separately charge from the Borrower the service fees related to Party A’s loans without the consent of Party A;

(6)	Party B refuses to cooperate with Party A in carrying out post-loan examination and audit;

(7)	Party B or any other third party designated by Party B fails to undertake the guarantee liability in accordance with this Agreement and relevant guarantee contracts;

(8)

Party B uses Party A to carry out or carries out in the name of the cooperation with Party A any other activities other than those agreed in this Agreement beyond the scope of the service cooperation agreed in this Agreement;

(9)

Party B’s shareholders are involved in capital withdrawal and insolvency, or Party B is involved in asset transfer, tax evasion, debt evasion, money laundering, cash extraction and other illegal and criminal activities;

(10)

There are significant changes in Party B’s mode of operation, its own system or legal status, or Party B’s financial situation deteriorates, or Party B has significant negative public opinions, or Party B or its actual controller is involved in or will be involved in a major dispute or other major adverse change, which has affected or may affect Party B’s ability to perform its obligations hereunder;

(11)

The overdue rate level of the loan assets recommended by Party B to the institutions has greatly increased, and the quality of the assets has deteriorated, or the overdue rate level of Party A’s loans under the Cooperative Business is higher than the average overdue rate level of the assets recommended by Party B, and the quality of the assets has deteriorated;

(12)

Party B’s asset strength and operating conditions are subject to major risk warning and its guarantee ability is reduced, or Party B obviously fails to carry out customer access and risk management according to Party A’s requirements, which may affect Party A’s loan recovery;

(13)	Party B fails to perform other obligations as agreed in this Agreement.

III.

In case of any of the above default events, the non-defaulting party shall have the right to require the defaulting party to correct the default within the specified time. If the defaulting party fails to correct the default within the time limit required by the non-defaulting party, the non-defaulting party shall have the right to take any one or more of the following measures:

(1)	In case of Party A’s default, Party B may suspend recommending the Customer to Party A until Party B rescinds this Agreement;

(2)

In case of Party B’s default, Party A shall have the right to suspend the approval of newly-added loan access and loan release separately or simultaneously, and to demand Party B to enhance the guarantee measures by increasing the margin ratio until Party A unilaterally rescinds this Agreement;

(3)

If losses are caused, the defaulting party shall compensate the non-defaulting party for the direct losses caused to the non-defaulting party by the defaulting party’s default, including losses caused to the Borrower;

(4)	Other remedies permitted by laws and regulations.

IV.

In particular, during the period of the cooperation between Party B and Party A, Party B will choose Party A as its sole cooperative bank institution in the southwest region (including Sichuan, Chongqing, Guizhou, Yunnan, Guangxi and Tibet), and will not carry out the loan products which are identical with or similar to and compete with the products under the Cooperative Business separately or jointly with the bank institutions with their domiciles or principal business places in the southwest region and their branches (except the cooperative bank’s branches in the southwest region, provided that the domiciles or principal business places of the head offices of the cooperative banks are not in the southwest region).

V.

During the period of the cooperation between Party A and Party B and within one year after the termination of the cooperation, in principle, Party B shall not carry out the loan products which are identical with or similar to and compete with the products under this project separately or jointly with any cooperative financial institution of Party A. If Party B violates the provisions of this Paragraph V, Party A shall have the right to suspend or terminate the business cooperation between the parties hereto, and shall also have the right to collect from Party B the liquidated damages amounting to [REDACTED]% of the total amount of the loans released under this project and directly deduct such liquidated damages from any accounts opened by Party B and its affiliate with Party A. If Party B and any financial institution cooperating with Party A carry out the loan products which are identical with or similar to and compete with the products under this project hereunder, Party A and Party B shall settle such issue through negotiation.

Article X Cooperation Period

The cooperation period hereunder shall be one year from the effective date of this Agreement. After the expiration of this Agreement, this Agreement shall be extended for another one year upon written confirmation by the parties hereto, provided that the parties hereto have no objection to such extension.

Article XI Confidentiality

I.

Either party hereto shall strictly keep confidential any confidential documents, data or information obtained by it from the other party hereto during the performance of this Agreement, including but not limited to the business, operation, know-how, borrower information and proprietary technology of the other party hereto (the “Confidential Information”). Except for the purpose of the cooperation, either party hereto may not use, publish, disclose or distribute the Confidential Information without the prior written consent of the other party hereto, except for disclosure required by laws and regulations or competent judicial and administrative authorities. Otherwise, the aggrieved party will retain relevant legal rights and will hold the disclosing party liable.

II.	The provisions of the Paragraph I above shall not apply to the information which

(1)	is publicly known through no fault of the receiving party or its representative at the time when the disclosing party obtains such information;

(2)	has lawfully possessed by the receiving party before the disclosing party obtains such information;

(3)	is independently developed by the receiving party without benefit of the information disclosed or provided by the disclosing party.

III.

Either party hereto shall not disclose the existence of this Agreement, or publish or distribute any information related to the cooperation and the discussions between the the parties hereto, unless the other party’s prior written consent is obtained.

IV.

Notwithstanding the foregoing, either party hereto may disclose this Agreement to investment institutions, accounting audit institutions, credit rating agencies and legal service institutions when necessary, provided that it shall ensure at the time of disclosure that the individuals or institutions that learn the information shall bear the confidentiality obligation.

Article XII Relation between the Parties

I.

This Agreement does not create any relationship between the parties hereto other than that under this Agreement, including but not limited to joint venture, partnership or any other commercial relationships or entities, nor does it establish any obligation to form the above relationships or entities. Each party hereto shall be regarded as an independent party to this Agreement. In any sense, either party hereto shall not be an agent of the other party hereto, nor does it have the right to make any commitments or acts binding upon the other party hereto on behalf of the other party hereto.

II.

Either party hereto shall not use the company name, product (service) names, trademarks and logos of the other party hereto and other descriptions showing the identity of the other party hereto in any product, service or corporate image publicity materials or other publicity materials provided to third parties without the consent of the other party hereto. If either party hereto needs to use the above contents in the above way, it shall notify the other party hereto 5 working days in advance and obtain the written or email consent of the other party hereto. In no event shall either party hereto make any description on any occasion, which may cause any person misunderstand that there is any relationship other than that hereunder between the parties hereto.

Article XIII Alteration, Rescission and Termination

I.

Either party hereto shall have the right to alter or suspend this Agreement or terminate the cooperation according to the change in the market situation, the fluctuation in capital prices and the business strategy adjustment, provided that it shall notify the other party hereto one month in advance, and shall comply with regulatory authorities’ clear time requirements, if any.

II.

Party A and Party B shall carry out the cooperation hereunder on the premise of legality and compliance. In case of any matters not covered herein during the cooperation between the parties hereto, or any adjustments to the relevant policies of the State, industry management departments and regulatory agencies involving the relevant provisions of this Agreement, Party A and Party B shall amend the relevant provisions through friendly negotiation on the basis of the principles of fairness and reasonableness, and sign a supplementary agreement for settlement and confirmation, provided that the parties hereto shall still strictly perform this Agreement in accordance with the terms hereof before reaching an agreement. If the cooperation matters conflict with or violate the new laws and regulations and the industry regulatory policies, Party A and Party B will try their best to find a solution. If no solution can be found, this Agreement will be automatically terminated, and either party hereto does not need to bear the default liability for the early termination or rescission of this Agreement.

III.

The parties hereto shall continue to have the rights and undertake the obligations stipulated in this Agreement for the loan business handled before the termination of this Agreement, regardless of the termination of this Agreement for any reason.

Article XIV Dispute Resolution and Fee Bearing

This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China (for the purpose of this Agreement, excluding the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region). All disputes concerning this Agreement may be settled by Party A and Party B through friendly consultation. If no settlement can be reached through consultation, the parties hereto agree that such disputes shall be under the jurisdiction of the people’s court of the place where Party A is located. During the process of the dispute resolution, the parties hereto shall continue to perform the provisions of this Agreement, which are not involved in the dispute.

Article XV Notice and Service

I.

The parties hereto make the following agreement on the notices involved in or related to this Agreement and the addresses and legal consequences for the service of relevant documents and legal instruments in case of disputes over this Agreement:

Party A confirms that its valid service information is as follows:

Address: Floor 25, Block C, New Hope International, Tianfu Third Street, High-tech Zone, Chengdu City, Sichuan Province.

Attn: Liu Feng

E-mail: [REDACTED]@xwbank.com.

Tel.: [REDACTED].

Party B confirms that its valid service information is as follows:

Address: Room 2001-1, Floor 20, Building 11, Wangjing Dongyuan Fourth Area, Chaoyang District, Beijing.

Attn: Chang Jingxin

E-mail: [REDACTED]@mljr.com

Tel.: [REDACTED].

II.

The dates on which the notices or documents sent by the parties hereto under this Agreement and the arbitration or litigation documents sent by the dispute resolution institutions (including but not limited to court and arbitration institution) related to this Agreement shall be deemed to have been effectively given shall be determined as follows: (1) notices or documents or arbitration or litigation documents given by personal or entrustment delivery shall be deemed effectively given on the date of receipt by the notified party or its receiving agent; (2) notices or documents or arbitration or litigation documents sent by express delivery or registered mail shall be deemed effectively given on the fifth working day after the date on which they were mailed; (3) notices or documents or arbitration or litigation documents sent by e-mail shall be deemed effectively given at the time of sending information or e-mail recorded by the systems of the parties hereto or the system of the dispute resolution institution.

III.

The above addresses for service of the parties hereto shall apply to the service of the notices, agreements and other documents when both parties are not involved in litigation, the service of the relevant documents and legal instruments when disputes arise over this Agreement, and the services of documents involved in the the procedures of first instance, second instance, retrial and enforcement after the disputes enter arbitration and civil proceedings.

IV.

Either party hereto shall notify in writing the other party hereto of the change of its service address in a timely manner. If either party hereto fails to perform the notification obligation in the above way, the above confirmed service address shall still be deemed as a valid service address. If any legal instrument is not actually received by the addressee due to inaccurate service address provided or confirmed by the addresser, failure to timely inform the addressee and the dispute resolution institution by the addresser after its service address is changed, the refusal to sign for the legal instrument by the addressee or its designated recipient, or for other reasons, the legal instrument shall still be deemed effectively and legally given.

V.

In case of any of the above circumstances, (1) legal instruments sent by mail shall be deemed effectively given on the date when they were returned; (2) legal instruments sent by personal delivery shall be deemed effectively given on the date when the sending person records the information on the service receipt on the spot; (3) legal instruments sent by e-mail shall be deemed effectively given at the time of sending information or e-mail recorded by the system of the sending party or the dispute resolution institution. If either party hereto notifies the other party hereto of the change of its service address, the changed address shall be the valid service address. For the service addresses explicitly agreed by the parties hereto in this Agreement, the dispute resolution institution may serve the documents on the parties hereto directly by mail, even if either party hereto fail to receive the documents sent by the dispute resolution institution by mail, such documents shall still be deemed effectively given.

VI.

After a dispute enters the arbitration or civil proceedings, if either party hereto responds to the proceedings and directly submits a confirmation for the service address to the dispute resolution institution, and if such confirmed address is inconsistent with the confirmed servile address prior to the proceedings, the confirmed service address submitted to the dispute resolution institution shall prevail. If the service address stated in the confirmation for service address is the address of the lawyer or the entrusted agent, the service address confirmed prior to the proceedings shall be valid at the same time.

VII.	The service clause of this Agreement is an independent clause and is not affected by the validity of this whole Agreement or other terms of this Agreement.

Article XVI Force Majeure

I.

Before the loans are released, if Party A cannot release the loans hereunder due to laws, regulations, rules, regulations, guidelines, notices (including oral notices), policies and other normative documents promulgated by the relevant departments of the State, Party A shall have the right to stop releasing the loans, provided that Party A shall immediately notify Party B in writing. In such circumstance, Party A shall not be deemed to have breached this Agreement and shall not assume any responsibility.

II.

If Party A or Party B cannot normally operate due to any of the following events, causing Party A or Party B to be unable to perform this Agreement, either party hereto shall not assume any liability for default or compensation, provided that the affected party shall immediately notify in writing the other party hereto of the event, and shall provide the details of the event and supporting documents from the relevant departments within fifteen days. The parties hereto shall negotiate to decide whether to continue to perform or terminate this Agreement according to the degree of impact of the event on the performance of this Agreement. Such events include but are not limited to:

(1)	the maintenance or upgrade of the website or platform;

(2)	the failure of data transmission due to the failure of the telecommunication equipment;

(3)

the failure of the service operation systems of the parties hereto to carry out business due to force majeure events such as typhoons, earthquakes, tsunamis, floods, power outages, wars, terrorist attacks, etc.;

(4)

the service interruption or delay caused by hacker attacks, the technical adjustment or failure of telecommunication departments and other relevant departments, enterprises and public institutions that rely on information technology, website upgrade, etc.

Article XVII Counterpart and Miscellaneous

This Agreement is made in four counterparts, with Party A and Party B holding two counterparts respectively, and the four counterparts shall have the same legal effect.

This Agreement shall come into effect on the date when the legal representatives or authorized representatives of Party A and Party B affix their signatures (seals) and common seals of Party A and Party B hereunder.

Annex: Outline of the Cooperative Product

(The remainder of this page is intentionally left blank)

(This page has no main body and is the signature page of this Business Cooperation Agreement).

Party A: Sichuan Xinwang Bank Co., Ltd.

[Seal]

Legal Representative or Authorized Representative:

Party B: Huachang Finance Leasing (China) Co., Ltd.

[Seal]

Legal Representative or Authorized Representative:

Signing Place: High-tech Zone, Chengdu City, Sichuan Province

Signing Date: March 27, 2018

Annex: Outline of the Cooperative Product

[Omitted]